UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

OFF Line International, Inc.

(Exact name of registrant as specified in its charter)

Date: August 7, 2020

Delaware	4899	32-0620813
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

4-30-4F, Yotsuya

Shinjuku-ku, Tokyo, 160-0004, Japan

ishizuka@off-line.co.jp

Telephone: +81-3-6303-9988

Fax: +81-3-6369-3727

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 641-0405

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock,	2,500,000	$0.10	$250,000	$32.45
$0.0001 par value

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

OFF LINE INTERNATIONAL, INC.

2,500,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of OFF Line International, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that any of our Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering our selling shareholder, Koichi Ishizuka, is offering 2,500,000 shares of our common stock for the duration of this offering at a fixed price of $0.10 per share.  We will not receive any of the proceeds from the sale of shares by Mr. Ishizuka. Rather our selling shareholder, Mr. Ishizuka, will receive any and all proceeds from this offering. There is no minimum number of shares required to be purchased by each investor. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our sole officer and director, Koichi Ishizuka, for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In their audit report dated August 7, 2020, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO THE SELLING
BY THE SELLING SHAREHOLDER	PUBLIC	COMMISSIONS	SHAREHOLDERS
Per Share	$0.10	Not applicable	$0.10
Minimum Purchase	None	Not applicable	Not applicable
Total (2,500,000 shares)	$250,000	Not applicable	$250,000

Currently, our sole officer and director, Koichi Ishizuka owns 100% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein of Mr. Ishizuka are sold, Mr. Ishizuka will have the ability to collectively control 87.5% of the voting power of our outstanding capital stock.

The Company estimates the costs of this offering at approximately $40,000. All expenses incurred in this offering are being paid for by the Company. If the Company has insufficient funds to do so, it will rely upon funds provided by the Company’s sole officer and director, Koichi Ishizuka. Mr. Ishizuka has no legal obligation to provide the Company funds.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

 The date of this prospectus is August 7, 2020.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘OFF Line International,” “OFF Line” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to OFF Line International, Inc., unless the context otherwise requires. Unless otherwise indicated,” the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 3, and the financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

The Company

OFF Line International, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on November 22, 2019 with the name OFF Line International, Inc.

On November 22, 2019, Mr. Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. As of the date of this prospectus, he remains our only officer or director of the Company.

On November 22, 2019, Koichi Ishizuka paid for expenses relating to the incorporation of the Company with personal funds on behalf of the Company, in exchange for 20,000,000 shares of restricted Common Stock. Currently, this constitutes 100% of the issued and outstanding common shares of the Company.

On December 30, 2019, the Company entered into and consummated a Share Contribution Agreement (the “Share Contribution Agreement”) with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd., a Japan corporation (“OFF Line Japan”), which represented all of its issued and outstanding shares. Following the execution of this agreement OFF Line Japan Co., Ltd. became our wholly owned subsidiary.

OFF Line Japan was incorporated under the laws of Japan on June 13, 2018. Currently, OFF Line Japan is headquartered in Tokyo, Japan. The Company is a start-up stage company with a focus on providing telecommunication services and products.

At this time we operate exclusively through our wholly owned subsidiary, OFF Line Japan and share the same business plan as that of our subsidiary.

As mentioned above, we are a start-up stage company, and our business plan has not yet been fully carried out as of the date of this registration statement. We have significant tasks to take to realize our future plans and to become profitable, whereas we do not have to rely upon our sole officer or director, or any third party, for funding.

In their audit report dated August 7, 2020, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business.

Our principal executive offices are located at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan.

The Company has elected December 31st as its fiscal year end.

The Company estimates the costs of this offering at $40,000. All expenses incurred in this offering are being paid for by the Company. If the Company has insufficient funds to do so, it will rely upon funds provided by the Company’s sole officer and director, Koichi Ishizuka. It should be noted however, that Mr. Ishizuka has no legal obligation to provide the Company funds.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 20,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 2,500,000 shares. These shares represent 2,500,000 shares of common stock held by the selling stockholder named herein, Koichi Ishizuka. Our selling stockholder will sell shares at a fixed price of $0.10 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will not receive any proceeds from the sale of shares by the selling stockholder.

*We will notify investors of any extension to this offering by filing a supplement to our prospectus pursuant to Rule 424(b)(3).

Securities being offered by the Selling Stockholder	2,500,000 shares of common stock, at a fixed price of $0.10 offered by the selling stockholder in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	The selling shareholder, Koichi Ishizuka, will sell the shares at a fixed price per share of $0.10 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	20,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	20,000,000 common shares will be issued and outstanding after the offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.10.

We may not be able to meet the requirement for a public quotation of our common stock. Furthermore, even if our common stock is quoted on the OTCQB, a market for the common shares may not develop.

The offering price for the shares will remain at $0.10 per share for the duration of the offering.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Registration Costs	We estimate our total offering registration costs to be approximately $40,000.

Risk Factors:	See “Risk Factors” beginning on page 3 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, our sole officer and director, Koichi Ishizuka owns 100% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares that are being registered herein of Mr. Ishizuka are sold, Mr. Ishizuka will have the ability to collectively control 87.5% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy. Our inability to obtain funding may cause our business to fail or will require we at minimum, scale back operations.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future endeavors. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and to further develop our operations, and as a result, it could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have generated only minimal revenue to date since our inception.

We are a start-up stage company. We have generated only minimal revenue to date and may be unable to generate any or any significant amounts of revenue in the future. Our revenues generated to date have not been sufficient to cover our operating expenses. Because we may not be able to generate revenue or any significant amounts of revenue in the future our common stock may become worthless.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have only recently adopted a bona fide business plan. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base for the products we offer and plan to offer in the future. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities, and have generated only minimal revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Our ability to retain, grow our business and attract new customers;

• Administrative costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Because we are small and do not have much capital, and we do not yet have a definitive marketing campaign, we may not be able to attract sufficient customers to operate profitably. If we do not make a profit, we may be forced to suspend or cease operations.

Due to the fact we are small and do not have much capital, and the fact that we do not yet have a definitive marketing plan, we may not be able to make our products known to potential customers. Because we have not yet developed a marketing plan with any level of specificity, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We only have one officer and director, Koichi Ishizuka, and should we lose his services for any reason our business would be adversely affected.

Due to the fact that our Company, at present, only has one Executive Officer and Director, should we lose his services our business operations would be adversely affected and, most likely, we would be forced to cease or suspend all operations.

If we are unable to hire qualified personnel and motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

The COVID-19 global pandemic may impact our current and future revenue streams as well our available inventory, specifically comprised of our Beacon devices at present. As a result, we may generate less revenues than anticipated or possibly no revenues at all going forward.

Globally, the COVID-19 pandemic has negatively affected businesses of all kinds. It is possible that the pandemic may hinder our own operations, resulting in lesser or no future revenues. It might also affect our means to have our products manufactured by third parties, as many businesses are closed, or operations limited. The aforementioned events may result in a partial or total loss of your investment in our common stock.

In the absence of substantive revenue, we may be forced to rely on additional funding from our sole officer and director, Koichi Ishizuka.

At present, we have not generated enough revenue to carry out our operations for any great length of time. Koichi Ishizuka, any any entities under the control of Mr. Ishizuka, are under no obligation to continue to provide us with funding. In the event that we require additional funding, and Koichi Ishizuka or any entities under the control of Mr. Ishizuka, do not agree to provide us with additional capital, we may be forced to find alternative methods of financing or our business operations could be adversely affected and we may be forced to cease operations entirely.

In our audit report dated August 7, 2020, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

As described in their audit report dated August 7, 2020 our auditors have expressed substantial doubt as to our ability to continue as a going concern. The reason being is that the Company has suffered recurring losses from operations and has not yet established a source of revenue to cover our operating costs which raises substantial doubt about our ability to continue as a going concern. It is possible that we may be unable to operate in the future without an opinion of going concern from our auditors. An investor may find the aforementioned opinion of a going concern unappealing and may not want to purchase shares of our common stock for this reason.

Our Principal executive offices are located in Japan and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Japan and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

Currently, Koichi Ishizuka has a substantial voting power in all matters submitted to our stockholders for approval.

Currently, our sole officer and director, Koichi Ishizuka, owns 100% of the voting power of our outstanding capital stock. As a result, Koichi Ishizuka has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership, Koichi Ishizuka is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Koichi Ishizuka could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Koichi Ishizuka’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade below the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock is fixed at $0.10 per share. This offering is being made on “best efforts” basis. The fixed price that our common stock is offered at pursuant to this offering is not indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 20,000,000 shares are issued and outstanding as of the date of this Registration Statement. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

 Risks Relating to this Offering

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not a issuer listing services, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET

December 31, 2019

ASSETS
Current Assets
Cash and cash equivalents	$8,942
TOTAL CURRENT ASSETS	8,942

TOTAL ASSETS	8,942

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$3,190
Due to related party	12,980

TOTAL LIABILITIES	16,170

STOCKHOLDER’S DEFICIT
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of December 31, 2019)	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding as of December 31, 2019)	2,000
Additional paid in capital	(5,707)
Accumulated deficit	(3,365)
Accumulated other comprehensive loss	(156)

TOTAL STOCKHOLDER’S DEFICIT	(7,228)

TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$8,942

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the period from
November 22, 2019
(Inception)
through
December 31, 2019

OPERATING EXPENSES
General and Administrative Expenses	$3,364

TOTAL OPERATING EXPENSES	$3,364

OTHER EXPENSES
Interest expenses	$1

NET LOSS	$(3,365)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	$(156)

TOTAL COMPREHENSIVE LOSS	$(3,521)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$20,000,000

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	(0.00)

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$22,130	$8,942
Advance payments	16,777	-
Inventories	2,557	-

TOTAL CURRENT ASSETS	41,464	8,942

TOTAL ASSETS	41,464	8,942

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$2,970	$3,190
Due to related party	74,322	12,980

TOTAL LIABILITIES	77,292	16,170

STOCKHOLDER’S DEFICIT
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of March 31, 2020 and December 31, 2019)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019)	2,000	2,000
Additional paid in capital	(5,079)	(5,707)
Accumulated deficit	(32,145)	(3,365)
Accumulated other comprehensive loss	(604)	(156)

TOTAL STOCKHOLDER’S DEFICIT	(35,828)	(7,228)

TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$41,464	$8,942

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
Three Months
Ended
March 31, 2020

Revenues	$3,195

Cost of revenues	2,704

Gross profit	491

OPERATING EXPENSES
General and Administrative Expenses	$28,643

TOTAL OPERATING EXPENSES	$28,643

OTHER EXPENSES
Interest expenses	$628

NET LOSS	$(28,780)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	$(448)

TOTAL COMPREHENSIVE LOSS	$(29,228)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	20,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Liquidity and Capital Resources

As of March 31, 2020 and December 31, 2019, we had cash and cash equivalents in the amount of $22,130 and 8,942, respectively.

Currently, our cash balance is not sufficient to fund our operations for any substantive period of time and our revenues are also insufficient to cover our operating costs for any substantive period of time. We have been utilizing, and may continue to utilize funds from Koichi Ishizuka, our sole officer and director., and or OFF Line Co., Ltd., a related party entity that Koichi Ishizuka also controls and serves as the sole officer and director.

Koichi Ishizuka and OFF Line Co., Ltd. have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require further funding. Being a start-up stage company, we have very limited operating history. We also have no arrangements for additional financing.

Loans

The total due to Koichi Ishizuka, our Chief Executive Officer as of March 31, 2020 was $11,207 and is unsecured, due on demand and non-interest bearing.

For the three months ended March 31, 2020, the Company borrowed $61,342 from OFF Line Co., Ltd. The total due as of March 31, 2020 was $63,115 and is unsecured, due on demand and non-interest bearing.

Revenues

From our date of inception, November 22, 2019, through March 31, 2020, we generated revenues in the amount of $3,195.

Net Loss

We recorded a net loss of $28,780 for the three months ended March 31, 2020. As of March 31, 2020, we had an accumulated deficit of $32,145.

Cash flow

For the three months ended March 31, 2020, we had negative cash flows from operations in the amount of $47,706.

For the three months ended March 31, 2020, we had cash flows from financing activities in the amount of $61,342, which were a result of proceeds from/ due to a related party.

Working capital

As of March 31, 2020 and December 31, 2019, we had working deficit of $35,828 and $7,228, respectively.

Future Outlook

As mentioned throughout, we currently do not have a cash balance that is sufficient to fund our operations for any substantive period of time and our revenues are also insufficient to cover our operating costs for any substantive period of time. We rely upon and will continue to rely upon our sole officer and director for funding until we can obtain financing on terms that we deem appropriate.

For the next twelve months we intend to continue to further develop our current product offerings, and make additional offerings available. At present, we are remedying various glitches, or “bugs”, within our AirTalk mobile application. Once these are addressed, and the application is functional without such glitches, we believe that we will be able to publicly release “AirTalk” which may increase our profitability from in-app purchases, advertising, etc. Additionally, the KID system development is ongoing, and we anticipate that system development will be completed by August 30, 2020, and thereafter that system maintenance will be conducted on an ongoing monthly basis.

Although we intend for the KID system’s development to conclude on August 30, 2020, we cannot speak with absolute certainty as to how long development will take for each product. It is our intention to complete development of the BLE 5.0 long range beacon within the next year. Further, we may explore the possibility of hiring a system engineer in order to speed up the development process, and we may begin the process of seeking to form sales contracts with prospective corporate clients.

We also intend to evaluate, but have no specific plans for, creating a comprehensive marketing plan. All such goals remain in the planning stages, and we cannot, with any level of certainty, state the exact costs that will be incurred, or time that will be required, in order for our prospective plans to come to fruition.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

OFF Line International, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on November 22, 2019 with the name OFF Line International, Inc.

On November 22, 2019, Mr. Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On November 22, 2019, the Company issued 20,000,000 shares of restricted Common Stock to Koichi Ishizuka for services rendered to the Company.

On December 30, 2019, the Company entered into and consummated a Share Contribution Agreement (the “Share Contribution Agreement”) with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd., a Japan corporation (“OFF Line Japan”), which represented all of its issued and outstanding shares. Following the execution of this agreement OFF Line Japan Co., Ltd. became our wholly owned subsidiary.

On January 1, 2020, OFF Line Japan Co., Ltd entered into an agreement with Ueda Tsusho Ltd to administer “AirTalk”, and to provide further development and maintenance of the company’s software and hardware. OFF Line Japan Co., Ltd shall compensate Ueda Tsusho Ltd in the amount of JPY 40,000 per day, and any additional services not covered by the agreement shall receive compensation determined on a case by case basis. The term of the agreement shall be from January 1, 2020 until December 31, 2020.

On June 1, 2020, OFF Line Japan Co., Ltd entered into an agreement with Scuderia-A Co. Ltd (“Scuderia-A”) to provide system development and maintenance for the Minamori Service KID. Scuderia-A will be compensated JPY 10,000 per month for maintenance and a flat fee of JPY 200,000 for system development. The deadline for the completion of system development is August 31, 2020.

Overview

Our principal executive offices are located at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan.

The Company has elected December 31st as its fiscal year end.

Currently, we operate through our wholly owned subsidiary, OFF Line Japan Co., Ltd., “OFF Line Japan”, which is a start-up stage company with a focus on providing telecommunication services and products.

OFF Line Japan was incorporated under the laws of Japan on June 13, 2018. Currently, OFF Line Japan is headquartered at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan. OFF Line Japan’s office space is provided rent free, by our sole officer and director, Koichi Ishizuka.

The Company estimates the costs of this offering at $40,000. All expenses incurred in this offering are being paid for by the Company. If the Company has insufficient funds to do so, it will rely upon funds provided by the Company’s sole officer and director, Koichi Ishizuka. Mr. Ishizuka has no legal obligation to provide the Company funds.

The Company’s website is https://www.off-line.biz/

Background of Operations

Currently, we operate through our wholly owned subsidiary, OFF Line Japan Co., Ltd., “OFF Line Japan”, which is engaged in providing telecommunication products and services in Japan, particularly, the following:

- SNS system called “AirTalk”

- AI Camera Service

- Beacon Business

- Kidnapping Prevention Device named “KID”

- Drone Management System Development

AirTalk

AirTalk is a social networking service (mobile application) with anonymous online/offline chat, having an Instagram-like functionality allowing users to post photos on maps, and the ability to post short messages as on Twitter. The application is currently under further development by our subsidiary OFF Line Japan, although the former version of the mobile application is still available for download. The new version will not be available for download until certain “bugs” or “issues” are remedied that were found in the current available version. The new version will be available in additional languages from what is currently offered, and as we continue to develop AirTalk we plan to add more language options as we expand our reach globally. AirTalk was originally developed and released by OFF Line Co., Ltd., and the networking service has more than 20,000 users.

On December 1, 2019 OFF Line Co., Ltd. gifted the source code and rights to the program “AirTalk” to our wholly owned subsidiary, OFF Line Japan. OFF Line Co., Ltd. is controlled by our sole officer and director, Koichi Ishizuka.

As mentioned above, after taking possession of the source code and rights to the program “AirTalk” we subsequently began to and continue to fix numerous bugs that we had discovered throughout the program. After the bugs are thoroughly fixed and removed, we will remove the current version of AirTalk from the company’s apple account, and will relist the new and improved version instead. AirTalk’s unique feature is its offline chat function, which allows users to chat with each other even when they are unable to use the internet, using Bluetooth Low Energy (BLE) and Wi-Fi at a radius of 120 meters. Once users exceed a radius of 120 meters, offline chat will automatically switch over to online (internet-based) chat.

Another feature of AirTalk is its GPS Crossed Paths functionality. Users will set their Crossed Paths distance to any distance between 100 m and 2 km of their device. When another user enters this range (ex: 100 m), the user will receive a notification to their AirTalk app that they have crossed paths with that other user. As of today, this feature only works when the user is online, but during the process of ongoing development we intend to convert this feature to Bluetooth.

Features

- Communicate without an active internet or data connection – great for people on limited data plans, when traveling, or if there’s no internet connectivity in the area.

- Integrated profile builder.

- Send and receive messages with anybody using AirTalk in a 100 m radius.

- TWe will be able to share AirTalk user messages simultaneously via the local map and Twitter.

Current status

Currently, AirTalk’s host system is being repaired, bugs remedied, and the system revamped by Ueda Tsusho Co., Ltd.

On January 1, 2020, our subsidiary, OFF Line Japan Co., Ltd entered into an agreement with Ueda Tsusho Ltd. to administer “AirTalk”, and to provide further development and maintenance of the company’s software and hardware. OFF Line Japan Co., Ltd shall compensate Ueda Tsusho Ltd in the amount of JPY 40,000 per day, and any additional services not covered by the agreement shall receive compensation determined on a case by case basis. The term of the agreement shall be from January 1, 2020 through December 31, 2020.

We do not, at this time, have a definitive date for when the updates to AirTalk will be concluded and the new release of the application released to the public. We have also not yet determined a definitive plan as to how we will monetize AirTalk but we have tentative plans to monetize the mobile application in the future by adding “in app” advertisements from third parties that we would be compensated for by “pay per click,” or for each placement of each advertisement. We do not intend to solidify any monetization plans however, until we believe that AirTalk is free of any glitches, bugs, platform issues, etc. and it has grown to a greater number of users.

AI Camera Service

Our AI camera service uses AI facial recognition to distinguish between and identify human faces. We initially plan to release this service to institutions with the purpose of preventing the wandering of individuals suffering from dementia. In Japan, approximately 8.5 million people suffer from mild cognitive impairment (MCI), and incidents continue to occur in which such individuals wander away from care facilities and die or go missing.

With our AI camera service, photographs are taken of the faces of residents of care facilities and stored in the cloud. AI cameras, currently we specifically use the DeepLens created by Amazon, are placed in facility entrances, and when a relevant individual attempts to leave, the AI camera identifies this person and dispatches a notification to the supervisor of the facility such as by email or using a siren. This allows facility staff to stop the individual from leaving. The launch of this service initially targeted care facilities; however, there are a variety of different potential applications.

Features

AI camera is a system that uses face recognition technology to prevent wandering and prevent unauthorized outings from medical institutions. To date, we have been pairing our AI camera service with Amazon's AWS DeepLens, a camera which can be used in multiple focal planes. This service is for “wander prevention” purposes, and it has the capability to detect “people who are, and are not, wearing surgical masks”, outsiders entering a “restricted area”, and in general allows for the detection of men, women, animals, etc. AI Camera Service’s settings will allow it to detect individuals whose faces are stored in the data server and/or individuals whose features are not stored in the data server, and alerts can be sent out depending upon the user’s settings and preferences.

Face recognition detects the movement of a target person who may be wandering about when going out of the entrance / exit of the facility, and alerts the facility staff with a warning sound or a detection alert. In addition, by utilizing the mobile notification function, it is possible to know the wandering behavior of the target person trying to go out in real time even if there is no facility staff or manager nearby, so quick response and information sharing are possible.

Current status

Currently, AI camera service’s host system is being further developed and improved by Ueda Tsusho Co., Ltd. We do not, at this time, have a definitive date for when this will be concluded or this camera system brought to market.

Beacon Business

Over the past two years we have sold “beacon devices” that broadcast over a diameter of 900 m while using Bluetooth Low Energy (BLE) 4.0. Because this signal can be received using a smartphone, it can be used to look after children and the elderly. It can also be used for the protection of objects, and therefore to retrieve lost or dropped property.

In the future, we plan to develop services for the protection of building materials. For example, beacons may be used on the construction site of a ten-story building, with detectors installed on each floor. Workers on-site can then use smartphones to identify what building materials have been placed on which floor and where. We expect to debut this building material service in second half of 2020, but this estimate has been arbitrarily determined and may be amended as operations progress.

Currently, OFF Line Co., Ltd. has an existing inventory of Beacons available for sale. Manufacturing of Beacons is conducted by an unrelated third party. We purchase inventory from OFF Line Co., Ltd, on a need be basis without any formal agreement, who in turn purchases their inventory from Betz Technik Industries, Ltd on a need be basis, and with no formal agreement. We plan to continue to purchase beacons from OFF Line Co., Ltd. and sell them to nursing institutes. It should be noted that OFF Line Co., Ltd. is also owned and controlled by our sole officer and director, Koichi Ishizuka.

Kidnapping Prevention Service named “KID”

KID is a service for preventing the kidnapping of children. Currently, around 800,000 children under the age of 18 are reported missing each year in the US, and accordingly the US is the primary market for the KID.

KID utilizes, what we believe to be, currently the world’s smallest smartphone, the Jelly Pro, which attaches to the front strap of a child’s backpack. Using the camera and GPS of the phone, pictures are periodically taken of what is in front of the child and these pictures, along with their corresponding GPS information, are uploaded to the cloud, where they can be reviewed using a base unit. The base unit can be used to set up limitations, such as through the designation of an activity area on the map. If the child leaves that area, a notification is sent to the base unit.

Development of the application is complete and child units will soon be sold on Amazon. We are setting up a system for customers to make monthly payments via PayPal. The price of the child unit is $150, and there will be an additional monthly fee of $10. We expect to begin offering this service starting in August.

Current status

Currently, KID’s system development is being conducted by Scuderia-A. We anticipate that system development will be completed by August 30, 2020, and thereafter the system maintenance will be conducted by Scuderia on a monthly basis.

Drone Management System Development and Entrusted System Development

The current newest Bluetooth standard is BLE 5.0. OFF Line is currently in the process of developing a new drone identification system using this Bluetooth 5.0 standard. By placing BLE 5.0 on a GPS chip, signals can be broadcast to a clear-air distance of around 3.5 km. This technology is currently under development; however, we have been able to transmit a drone’s location information up to a radius of 3.5 km using a BLE 5.0 chip mounted on that drone, detect this signal using a smartphone, and indicate the drone’s location on Google Maps.

As of today, throughout the world drones lack any kind of “registration plate” system. Accordingly, it is impossible to distinguish between drones performing legitimate tasks, such as surveying, and drones being used to take privacy-invading photos and video. OFF Line, in anticipation of the establishment of laws applying to drones in the future, will equip drones with BLE 5.0 beacons and register the purpose of drone flights on servers. We intend to develop a system by which ordinary people can recognize drones in flight with their smartphones to find out what company is flying those drones and for what purpose.

The Japanese Ministry of Economy, Trade, and Industry and Ministry of Land, Infrastructure, Transport, and Tourism, with whom our officer has met, have already inquired as to the feasibility of this system, and OFF Line plans to complete development within the year. Once the system is complete, we are considering contacting not only authorities within Japan but US states as well to ascertain their interest in its adoption.

Marketing

The Company does not yet have a definitive marketing plan for any of its current products. To date, the Company has relied solely upon the personal and business connections of its sole officer and director, Koichi Ishizuka. In the future, we may begin to explore the possibility of online advertisement and developing a complete marketing plan, but at present we do not yet have any definitive plans, or the timeline for the development of such plans, in place. We do however, have a website that showcases our current products. This website can be found here at: https://www.off-line.biz/

Future Plans

Over the course of the next twelve months, the Company intends to further develop and improve upon its current product line up. The majority of our products are not yet ready for retail and/or full deployment, and a number of important improvements and updates are required before they will be.

We cannot speak with absolute certainty as to how long development will take for each product, but it is our intention to complete development of, at least, the BLE 5.0 long range beacon within the next year. Further, we may explore the possibility of hiring a system engineer in order to speed up the development process, and we may begin the process of seeking to form sales contracts with prospective corporate clients. We also intend to evaluate, but have no specific plans for, creating a comprehensive marketing plan. All such goals remain in the planning stages, and we cannot, with any level of certainty, state the exact costs that will be incurred, or time that will be required, in order for our prospective plans to come to fruition.

Employees

The number of the employees of the Company, and all subsidiaries, including the sole officer and director of the Company, as of the filing date is five. Two of the employees are considered full-time employees, and three are considered part time employees. We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/or directors and or employees.

USE OF PROCEEDS

Since the offering is being made by one selling stockholder, who also happens to be our sole officer and director, we will not reap any of the proceeds from the offering. The selling shareholder however, will be the beneficiary of the proceeds and will be able to use the proceeds from the sale of his shares in any way deemed fit. There is currently no appointed escrow agent for the sale of any shares of our common stock by the selling shareholder.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2020, the net tangible book value of our shares of common stock was $(35,828).

Existing stockholders if all of the shares are sold

Price per share pursuant to this offering	$0.10
Net tangible book value per share before Offering	$(0.00)
Potential gain to existing shareholders	$0.10
Net tangible book value per share after Offering	$(0.00)
Increase to present stockholders in net tangible book value per share after Offering	$0.00
Number of shares outstanding before the Offering	20,000,000
Number of shares after Offering held by existing stockholders (selling shareholders)	17,500,000
Percentage of ownership after Offering	87.5%

Purchasers of shares in this Offering if all shares are sold

Price per share pursuant to this offering	$0.10
Net tangible book value per share before Offering	$(0.00)
Dilution per share	$0.10
Capital contributions to the Company	$0.00
Percentage of capital contributions	0.00%
Number of shares after Offering held by purchasers of shares offered by the selling shareholders.	2,500,000
Percentage of ownership after Offering	12.5%

selling shareholder

The shares being offered for resale by the selling stockholder consists of 2,500,000 shares of our common stock.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder, as of August 7, 2020, and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholder.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Koichi Ishizuka (*1)	20,000,000	2,500,000	17,500,000	87.5%
Total	20,000,000	2,500,000	17,500,000	87.5%

*1 As of the date of this Registration Statement, Mr. Koichi Ishizuka is our sole officer, and director.

PLAN OF DISTRIBUTION

The Company has 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 2,500,000 shares of our common stock at a fixed price of $0.10 per share for the duration of the offering.

Only after our registration statement is declared effective by the Securities and Exchange Commission, can the selling shareholder sell shares in this offering. No shares purchased in this Offering will be subject to any kind of lock-up agreement. There is no minimum number of shares that must be sold in this offering. We may close this offering at any time prior to the 365 day period (duration of offering; starts from date of effectiveness) for any reason in our sole discretion.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the Rule may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker-dealer compensation; the broker-dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker-dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them.

Offering Period and Expiration Date

The offering of securities by the Company will start on the date that this registration statement is declared effective by the SEC and continue for a period of 365 days unless the offering is completed or otherwise terminated by us, or in such case extended for an additional 90 days by the Company’s sole officer and director, Koichi Ishizuka.

Procedures for Subscribing

The selling shareholder, Koichi Ishizuka, will not accept any money until the SEC declares this registration statement effective. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must purchase shares directly from the selling shareholder.

All checks or cash will be for the beneficiary of the selling shareholder. The process to subscribe may vary depending on the shareholder as the Company is not affiliated with any subsequent purchase of shares between future investors and the shareholder herein who will be able to sell shares.

Right to Reject Subscriptions

The selling shareholder, Koichi Ishizuka, has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 20,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights. As of the date of this Registration Statement we have 20,000,000 shares of common stock issued and outstanding.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future. We have no preferred stock issued and or outstanding as of the date of this Registration Statement.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by McMurdo Law Group, LLC of 1185 Avenue of the Americas 3rd Floor, New York, New York 10036.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our office is located at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan. We share the same office space as Photozou Holdings, Inc. and Photozou Co., Ltd., both of which are also owned and controlled by our sole officer and director, Koichi Ishizuka.

The office space is currently being provided to the Company rent-free by Koichi Ishizuka, our sole officer and director. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the Officers and Directors of the Company, who will continue to serve as Officers and Directors of the Company and OFF Line Japan Co., Ltd. (our wholly owned subsidiary) are provided below:

OFF Line International, Inc.
NAME	AGE	POSITION
Koichi Ishizuka	47	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

OFF Line Japan Co., Ltd.
NAME	AGE	POSITION
Koichi Ishizuka	47	President, Chief Executive Officer and Director

Koichi Ishizuka

In 2004 Mr. Koichi Ishizuka graduated with his MBA from the University of Aoyama Gakuin. Several years later in 2011 he graduated from the Advanced Management Program at Harvard School of Business. Following Mr. Ishizuka’s formal education, he took a position as the head of marketing with Thomson Reuters, a mass media and information firm. Thereafter, he served as the CEO of Xinhua Finance Japan in 2006, Fate Corporation in 2008, and LCA Holdings., Ltd in 2009. Currently, Mr. Ishizuka serves as the Chief Executive Officer of OFF Line Co., Ltd., Photozou Co., Ltd., Photozou Holdings, Inc., Photozou Koukoku Co., Ltd., Off Line International, Inc. and OFF Line Japan Co., Ltd.. He has held the position of CEO with OFF Line Co., Ltd. since 2013, Photozou Co., Ltd since 2016, Photozou Holdings, Inc since 2017, Photozou Koukoku Co., Ltd. since 2017, Off Line International, Inc. since 2019 and OFF Line Japan Co., Ltd. since 2018.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director at this time, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. Our sole officer and director reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our director believes that it is not necessary to have such committees, at this time, because the director can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The director of our Company does not believe that it is necessary to have an audit committee because management believes that the Boards can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our sole officer and director has not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board has evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the year ended December 31, 2019.

For the period from November 22, 2019 (date of inception) to December 31, 2019:

SUMMARY COMPENSATION TABLE
Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and	Year Ended	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
principal position	December 31,	($)	($)	($)	($)	($)	($)	($)	($)
Koichi Ishizuka	2019	0	0	0	0	0	0	0	0
Sole Officer and Sole Director (*1)

(*1) On November 22, 2019, Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any officer or director.

Compensation Discussion and Analysis

Director Compensation

Our sole director does not currently receive any consideration for his services as a member of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our sole director determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 7, 2020, the Company has 20,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (*1)
Executive Officers and Directors
Koichi Ishizuka (*1)	20,000,000	100%	None	None	100%
3-1-21, Chuo, Nakano-ku, Tokyo, 164-0011, Japan

(*1) Koichi Ishizuka is currently the sole officer and director of the Company.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 22, 2019, 20,000,000 shares of common stock were issued to Koichi Ishizuka. These shares are considered to be founder shares and were issued for services rendered to the Company. Koichi Ishizuka is our sole officer and director.

On December 30, 2019, the Company entered into and consummated the Share Contribution Agreement with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd., which represented all of its issued and outstanding shares.

The total due as of March 31, 2020 to Koichi Ishizuka was $11,207 and is unsecured, due on demand and non-interest bearing.

For the three months ended March 31, 2020, the Company borrowed $61,214 from OFF Line Co., Ltd. a Japan corporation (“OFF Line”). The total due to OFF Line Co., Ltd. as of March 31, 2020 was $63,115 and is unsecured, due on demand and non-interest bearing. OFF Line is owned and managed by Koichi Ishizuka, our sole officer and director.

For the three months ended March 31, 2020, the Company had imputed interest of $628.

The Company utilizes the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial.

We share the same office space as Photozou Holdings, Inc. and Photozou Co., Ltd., both of which are also owned and controlled by our sole officer and director, Koichi Ishizuka.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal year. Our date of incorporation is November 22, 2019 and our fiscal year end is December 31st.

		2019
Audit fees	M&K CPAS, PLLC	$3,000
Audit related fees		-
Tax fees		-
All other fees		-
Total		$3,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS

OFF Line International, Inc.

Page*

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements:

Consolidated Balance Sheet as of December 31, 2019	F-3

Consolidated Statement of Operations and Comprehensive Loss from November 22, 2019 (Inception) through December 31, 2019	F-4

Consolidated Statement of Changes in Stockholder’s Deficit from November 22, 2019 (Inception) through December 31, 2019	F-5

Consolidated Statement of Cash Flows from November 22, 2019 (Inception) through December 31, 2019	F-6

Consolidated Notes to Audited Financial Statements	F-7 to F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of OFF Line International, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of OFF Line International, Inc. (the Company) as of December 31, 2019, and the related statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the period from November 22, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from November 22, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, Texas

August 7, 2020

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET

December 31, 2019

ASSETS
Current Assets
Cash and cash equivalents	$8,942
TOTAL CURRENT ASSETS	8,942

TOTAL ASSETS	8,942

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$3,190
Due to related party	12,980

TOTAL LIABILITIES	16,170

STOCKHOLDER’S DEFICIT
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of December 31, 2019)	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding as of December 31, 2019)	2,000
Additional paid in capital	(5,707)
Accumulated deficit	(3,365)
Accumulated other comprehensive loss	(156)

TOTAL STOCKHOLDER’S DEFICIT	(7,228)

TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$8,942

The accompanying notes are an integral part of these consolidated financial statements.

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the period from
November 22, 2019
(Inception)
through
December 31, 2019

OPERATING EXPENSES
General and Administrative Expenses	$3,364

TOTAL OPERATING EXPENSES	$3,364

OTHER EXPENSES
Interest expenses	$1

NET LOSS	$(3,365)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	$(156)

TOTAL COMPREHENSIVE LOSS	$(3,521)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$20,000,000

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

			ADDITIONAL	OTHER
	COMMON STOCK		PAID IN	COMPREHENSIVE	ACCUMULATED
	NUMBER	AMOUNT	CAPITAL	INCOME (LOSS)	DEFICIT	TOTALS

Balance November 22, 2019 (Inception)	-	$-	$-	$-	$-	$-
Founder’s common shares	20,000,000	2,000	(2,000)	-	-	-
Acquisition of subsidiary	-	-	(3,708)	(162)	-	(3,870)
Net loss	-	-	-	-	(3,365)	(3,365)
Imputed interests	-	-	1	-	-	1
Foreign currency translation	-	-	-	6	-	6

Balance December 31, 2019	20,000,000	2,000	(5,707)	(156)	(3,365)	(7,228)

The accompanying notes are an integral part of these consolidated financial statements.

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period from
November 22, 2019
(Inception)
through
December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interests	1
Changes in operating assets and liabilities:
Accrued expenses	3,190
Net cash used in operating activities	(174)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in acquisition of subsidiary	$8,921
Net cash provided by investing activities	8,921

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	$189
Net cash provided by financing activities	189

Net effect of exchange rate changes on cash	$6

Net Change in Cash and Cash equivalents	$8,942
Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	8,942

NON-CASH TRANSACTIONS
Founder's shares	$2,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these consolidated financial statements.

OFF LINE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

(AUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

OFF Line International, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on November 22, 2019 with the name OFF Line International, Inc.

On November 22, 2019, Mr. Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On December 30, 2019, the Company entered into and consummated a Share Contribution Agreement (the “Share Contribution Agreement”) with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd., a Japan corporation (“OFF Line Japan”), which represented all of its issued and outstanding shares.

OFF Line Japan was incorporated under the laws of Japan on June 13, 2018. Currently, OFF Line Japan is headquartered in Tokyo, Japan. The Company’s primary business is focused on telecommunication service.

Our principal executive offices are located at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan.

The Company has elected December 31st as its fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidations

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2019 was $8,942.

Foreign currency translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. Shareholders’ equity is translated at historical exchange rate at the time of transaction. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

December 31, 2019
Current JPY: US$1 exchange rate	108.61
Average JPY: US$1 exchange rate from November 21, 2019 through December 31, 2019	109.14

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at December 31, 2019.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2019 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses. As of December 31, 2019, the Company had no financial instruments.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses totaled $3,190 as of December 31, 2019. This was consulting fee for IBC Consulting Co., Ltd. for December 2019.

NOTE 5 - INCOME TAXES

The Company, which acts as a holding company on a non-consolidated basis, does not plan to engage any business activities and current or future loss will be fully allowed. For the period ended October 31, 2019, the Company as a holding company registered in the state of Delaware, has incurred net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved.

United States

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years

Deferred tax assets as of December 31, 2019 is as follows:

December 31, 2019
Deferred tax asset, generated from net operating loss at statutory rates	$707
Valuation allowance	(707)

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	21.0%
Increase in valuation allowance	(21.0%)
Effective income tax rate	0.0%

NOTE 6 - SHAREHOLDER EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding at December 31, 2019.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 20,000,000 shares of common stock issued and outstanding at December 31, 2019.

The Company did not have any potentially dilutive instruments as of December 31, 2019 and, thus, anti-dilution issues are not applicable.

On November 22, 2019, 20,000,000 shares of common stock were issued to Koichi Ishizuka.

Additional paid-in capital

On December 30, 2019, the Company entered into and consummated the Share Contribution Agreement with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd., which represented all of its issued and outstanding shares. Cash acquired of $8,921, other comprehensive income from foreign currency translation and total of $3,870 were charged to additional paid-in capital.

For the period ended December 31, 2019, the Company had imputed interest of $1.

NOTE 7 - RELATED-PARTY TRANSACTIONS

Equity

On November 22, 2019, 20,000,000 shares of common stock were issued to Koichi Ishizuka. These shares are considered to be founder shares and were issued for services rendered to the Company. Koichi Ishizuka is our sole officer and director.

Due to related party

On December 30, 2019, the Company entered into and consummated the Share Contribution Agreement with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd., which represented all of its issued and outstanding shares. (“Merger”)

For the period ended December 31, 2019, OFF Line Japan borrowed $11,096 from Koichi Ishizuka, our CEO. The total due as of December 31, 2019 was $11,096 and is unsecured, due on demand and non-interest bearing.

For the period ended December 31, 2019, the Company borrowed $1,884 from OFF Line Co., Ltd. a Japan corporation (“OFF Line”), which $1,695 was borrowed prior to the Merger and $189 was borrowed after the Merger. The total due as of December 31, 2019 was $1,884 and is unsecured, due on demand and non-interest bearing. OFF Line is owned and managed by Koichi Ishizuka, our CEO.

For the period ended December 31, 2019, the Company had imputed interest of $1.

The Company utilizes home office space and equipment of our management at no cost. Management estimates such amounts to be immaterial.

NOTE 8 – ACQUISITION

On December 30, 2019, the Company entered into and consummated a Share Contribution Agreement (the “Share Contribution Agreement”) with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd., a Japan corporation (“OFF Line Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of OFF Line Japan’s common stock and OFF Line Japan is now a wholly owned subsidiary of the Company. The Company and OFF Line Japan were under common control at the time of the acquisition. Koichi Ishizuka had 100% of ownership of the Company.

The net assets of OFF Line Japan as of the acquisition is as follows:

December 31, 2019

Cash and cash equivalents	$8,942
Due to related party	(12,791)
(21)
Net assets (liabilities)	(3,870)

NOTE 9 - SUBSEQUENT EVENTS

The Company had no subsequent event as of August 7, 2020.

OFF Line International, Inc.

Page*

Consolidated Financial Statements:

Consolidated Balance Sheets as of March 31, 2020 and December 31, 2019 (unaudited)	FF-2

Consolidated Statement of Operations and Comprehensive Loss for the Three Months Ended March 31, 2020 (unaudited)	FF-3

Consolidated Statement of Changes in Stockholder’s Deficit for the Three Months Ended March 31, 2020 (unaudited)	FF-4

Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2020 (unaudited)	FF-5

Notes to Consolidated Financial Statements (unaudited)	FF-6 to FF-8

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$22,130	$8,942
Advance payments	16,777	-
Inventories	2,557	-

TOTAL CURRENT ASSETS	41,464	8,942

TOTAL ASSETS	41,464	8,942

LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$2,970	$3,190
Due to related party	74,322	12,980

TOTAL LIABILITIES	77,292	16,170

STOCKHOLDER’S DEFICIT
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
none issued and outstanding as of March 31, 2020 and December 31, 2019)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized,
20,000,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019)	2,000	2,000
Additional paid in capital	(5,079)	(5,707)
Accumulated deficit	(32,145)	(3,365)
Accumulated other comprehensive loss	(604)	(156)

TOTAL STOCKHOLDER’S DEFICIT	(35,828)	(7,228)

TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$41,464	$8,942

The accompanying notes are an integral part of these unaudited consolidated financial statements.

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
Three Months
Ended
March 31, 2020

Revenues	$3,195

Cost of revenues	2,704

Gross profit	491

OPERATING EXPENSES
General and Administrative Expenses	$28,643

TOTAL OPERATING EXPENSES	$28,643

OTHER EXPENSES
Interest expenses	$628

NET LOSS	$(28,780)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	$(448)

TOTAL COMPREHENSIVE LOSS	$(29,228)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	20,000,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

OFF LINE INTERNATIONAL, INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
(UNAUDITED)

			ADDITIONAL	OTHER
	COMMON STOCK		PAID IN	COMPREHENSIVE	ACCUMULATED
	NUMBER	AMOUNT	CAPITAL	INCOME	DEFICIT	TOTALS

Balance December 31, 2019	20,000,000	$2,000	$(5,707)	$(156)	$(3,365)	$(7,228)
Net loss	-	-	-	-	(28,780)	(28,780)
Imputed interest	-	-	628	-	-	628
Foreign currency translation	-	-	-	(448)	-	(448)

Balance March 31, 2020	20,000,000	2,000	(5,079)	(604)	(32,145)	(35,828)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

OFF LINE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Three Months
Ended
March 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(28,780)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	628
Changes in operating assets and liabilities:
Advance payments	(16,777)
Inventories	(2,557)
Accrued expenses	(220)
Net cash used in operating activities	(47,706)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	$61,342
Net cash provided by financing activities	61,342

Net effect of exchange rate changes on cash	$(448)

Net Change in Cash and Cash equivalents	$13,188
Cash and cash equivalents - beginning of period	8,942
Cash and cash equivalents - end of period	22,130

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

OFF LINE INTERNATIONAL, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

OFF Line International, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on November 22, 2019 with the name OFF Line International, Inc.

On November 22, 2019, Mr. Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On December 30, 2019, the Company entered into and consummated a Share Contribution Agreement (the “Share Contribution Agreement”) with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd., a Japan corporation (“OFF Line Japan”), which represented all of its issued and outstanding shares.

OFF Line Japan was incorporated under the laws of Japan on June 13, 2018. Currently, OFF Line Japan is headquartered in Tokyo, Japan. The Company’s primary business is focused on telecommunication service.

Our principal executive offices are located at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan.

The Company has elected December 31st as its fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidations

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at March 31, 2020 and December 31, 2019 were $22,130 and $8,942, respectively.

Advance Payments

Advance payments are comprised of the payments for the development of unfinished software. As of March 31, 2020, the Company had the advance payments of $16,777.

Inventories

Inventories, consisting of products available for sale, are primarily accounted for using the first-in, first-out ("FIFO") method, and are valued at the lower of cost or market value. This valuation requires the Company to make judgments, based on currently-available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

As of March 31, 2020, the Company had the inventories of small sized mobile phones (“JellyPro”) in the amount of $2,557.

Foreign currency translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. Shareholders’ equity is translated at historical exchange rate at the time of transaction. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

March 31, 2020
Current JPY: US$1 exchange rate	107.53
Average JPY: US$1 exchange rate	108.96

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Revenue Recognition

The Company adopted ASC 606 - Revenue from contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Revenue for small sized communication devices (“Beacons”) is recognized when Beacons are delivered to the customer.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2020.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of March 31, 2020 and December 31, 2019 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses. As of March 31, 2020, the Company had no financial instruments.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses are comprised of the unpaid operating expense at the end of the period and totaled $2,970 and $3,190 as of March 31, 2020 and December 31, 2019.

NOTE 5 - INCOME TAXES

The Company, which acts as a holding company on a non-consolidated basis, does not plan to engage any business activities and current or future loss will be fully allowed. For the period ended October 31, 2019, the Company as a holding company registered in the state of Delaware, has incurred net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved.

United States

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years

Deferred tax assets as of March 31. 2020 and December 31, 2019 are as follows:

	March 31, 2020	December 31, 2019
Deferred tax assets, generated from net operating loss at statutory rates	$6,750	$707
Valuation allowance	(6,750)	(707)
Net deferred tax assets	$-	$-

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	21.0%
Increase in valuation allowance	(21.0%)
Effective income tax rate	0.0%

NOTE 6 - SHAREHOLDER EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding at March 31, 2020 and December 31, 2019.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 20,000,000 shares of common stock issued and outstanding at March 31, 2020 and December 31, 2019.

The Company did not have any potentially dilutive instruments as of March 31, 2020 and December 31, 2019. and, thus, anti-dilution issues are not applicable.

On November 22, 2019, 20,000,000 shares of common stock were issued to Koichi Ishizuka.

Additional paid-in capital

For the three months ended March 31, 2020, the Company had imputed interest of $628.

NOTE 7 - RELATED-PARTY TRANSACTIONS

Purchase of inventories

On March 23, 2020, the Company purchased the inventories of small sized communication devices (“Beacons”) from OFF Line Co., Ltd. a Japan corporation (“OFF Line”) in the amount of $2,704. OFF Line is owned and managed by Koichi Ishizuka, our CEO.

Equity

On November 22, 2019, 20,000,000 shares of common stock were issued to Koichi Ishizuka. These shares are considered to be founder shares and were issued for services rendered to the Company. Koichi Ishizuka is our sole officer and director.

Due to related party

On December 30, 2019, the Company entered into and consummated the Share Contribution Agreement with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd., which represented all of its issued and outstanding shares.

The total due to Koichi Ishizuka, our CEO as of March 31, 2020 was $11,207 and is unsecured, due on demand and non-interest bearing.

For the three months ended March 31, 2020, the Company borrowed $61,342 from OFF Line. The total due as of March 31, 2020 was $63,115 and is unsecured, due on demand and non-interest bearing.

For the three months ended March 31, 2020, the Company had imputed interest of $628.

The Company utilizes home office space and equipment of our management at no cost. Management estimates such amounts to be immaterial.

NOTE 8 - SUBSEQUENT EVENTS

The Company had no subsequent event as of August 7, 2020.

OFF Line Japan Co., Ltd.

Page*

Report of Independent Registered Public Accounting Firm	FFF-2

Financial Statements

Balance Sheets as of December 31, 2019 and 2018	FFF-3

Statements of Operations and Comprehensive Loss for the year ended December 31, 2019 and the period from June 13, 2018 (Inception) through December 31, 2018	FFF-4

Statements of Changes in Stockholders’ Deficit from June 13, 2018 (Inception) through December 31, 2019	FFF-5

Statements of Cash Flows for the year ended December 31, 2019 and the period from June 13, 2018 (Inception) through December 31, 2018	FFF-6

Notes to Audited Financial Statements	FFF-7 to FFF-9

FFF-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of OFF Line Japan CO., LTD.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of OFF Line Japan CO., LTD. (the Company) as of December 31, 2019 and 2018, and the related statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the period from June 13, 2018 (inception) through December 31, 2018 and for the year ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the period from June 13, 2018 (inception) through December 31, 2018 and for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, Texas

August 7, 2020

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OFF LINE JAPAN CO., LTD. FKA OFF LINE HANBAI CO., LTD.
BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS
Current Assets
Cash and cash equivalents	$8,942	$1

TOTAL CURRENT ASSETS	8,942	1

TOTAL ASSETS	8,942	1

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Due to related party	$12,791	1,932

TOTAL LIABILITIES	12,791	1,932

STOCKHOLDERS’ DEFICIT
Common stock (no par value, 10,000,000 shares authorized,
100 shares issued and outstanding as of December 31, 2019 and 2018	9,109	9,109
Additional paid in capital	(8,747)	(9,023)
Accumulated deficit	(4,146)	(1,977)
Accumulated other comprehensive loss	(65)	(40)

TOTAL STOCKHOLDERS’ DEFICIT	(3,849)	(1,931)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$8,942	$1

The accompanying notes are an integral part of these financial statements.

FFF-3

OFF LINE JAPAN CO., LTD. FKA OFF LINE HANBAI CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

		For the period from
		June 13, 2018
		(Inception)
	Year Ended	through
	December 31, 2019	December 31, 2018

OPERATING EXPENSES
General and Administrative Expenses	$1,893	$1,891

TOTAL OPERATING EXPENSES	$1,893	$1,891

OTHER EXPENSES
Interest expenses	$276	$86

NET LOSS	$(2,169)	$(1,977)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(25)	$(40)

TOTAL COMPREHENSIVE LOSS	$(2,194)	$(2,017)

BASIC AND DILUTED NET LOSS PER COMMON STOCK	$(21.69)	$(19.77)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	100	100

The accompanying notes are an integral part of these financial statements.

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OFF LINE JAPAN CO., LTD. FKA OFF LINE HANBAI CO., LTD.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

			Additional	Other
	Common Stock		Paid in	Comprehensive	Accumulated
	Number	Amount	Capital	Loss	Deficit	Totals

Balance June 13, 2018 (inception)	-	$-	$-	$-	$-	$-

Founder’s common shares	100	9,109	(9,109)	-	-	-
Net loss	-	-	-	-	(1,977)	(1,977)
Imputed interests	-	-	86	-	-	86
Foreign currency translation	-	-	-	(40)	-	(40)

Balance December 31, 2018	100	$9,109	$(9,023)	$(40)	$(1,977)	$(1,931)

Net loss	-	-	-	-	(2,169)	(2,169)
Imputed interests	-	-	276	-	-	276
Foreign currency translation	-	-	-	(25)	-	(25)

Balance December 31, 2019	100	$9,109	$(8,747)	$(65)	$(4,146)	$(3,849)

The accompanying notes are an integral part of these financial statements.

FFF-5

OFF LINE JAPAN CO., LTD. FKA OFF LINE HANBAI CO., LTD.
STATEMENTS OF CASH FLOWS
		For the period from
		June 13, 2018
		(Inception)
	Year Ended	through
	December 31, 2019	December 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,169)	$(1,977)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	276	86
Net cash used in operating activities	(1,893)	(1,891)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	$10,859	$1,932
Net cash provided by financing activities	10,859	1,932

Net effect of exchange rate changes on cash	$(25)	$(40)

Net Change in Cash and Cash equivalents	$8,941	$1
Cash and cash equivalents - beginning of period	1	-
Cash and cash equivalents - end of period	8,942	1

NON-CASH TRANSACTIONS
Founder's shares	$-	$9,109

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-	$-
Income taxes paid	-	-

The accompanying notes are an integral part of these financial statements.

FFF-6

OFF LINE JAPAN CO., LTD. FKA OFF LINE HANBAI CO., LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

(AUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

OFF Line Japan Co., Ltd., a Japan corporation (“the Company”) was incorporated under the laws of Japan on June 13, 2018 with the name OFF Line Hanbai Co., Ltd.

On June 13, 2018, Koichi Ishizuka, Yuko Takeuchi and Takeshi Matsuyama ware appointed as the Directors of the Company. On the same date, Koichi Ishizuka was appointed as the Representative Director, President and Chief Executive Officer.

On October 31, 2019, the Company changes its name to OFF Line Japan Co., Ltd..

On October 31, 2019, Yuko Takeuchi and Takashi Matsuyama resigned from the Directors of the Company.

On December 1, 2019, OFF Line Japan acquired the source code of uncompleted software named “AirTalk” from OFF Line Co., Ltd., a Japan corporation (“OFF Line”) without consideration. Koichi Ishizuka is also the director and officer of OFF Line.

On December 30, 2019, OFF Line International, Inc., a Delaware corporation (“OFF Line International”) entered into and consummated a Share Contribution Agreement with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of the Company, which represented all of its issued and outstanding shares. OFF Line International was incorporated under the laws of the State of Delaware on November 22, 2019.

The Company’s primary business is focused on a telecommunication service.

Our principal executive offices are located at 4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2019 and 2018 were $8,942 and $1, respectively.

FFF-7

Foreign currency translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. Shareholders’ equity is translated at historical exchange rate at the time of transaction. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

	December 31, 2019	December 31, 2018
Current JPY: US$1 exchange rate	108.61	108.56
Average JPY: US$1 exchange rate	109.02	111.89

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at December 31, 2019.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2019 and 2018 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019 and 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses. As of December 31, 2019 and 2018, the Company had no financial instruments.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

FFF-8

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 - INCOME TAXES

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

The Company is subject to a number of income taxes, which, in aggregate, represent a statutory tax rate approximately as follows:

	Company’s assessable profit
For the year ended December 31,	Up to JPY 4 million	Up to JPY 8 million	Over JPY 8 million
2018	21.42%	23.20%	33.80%
2019	21.42%	23.20%	33.80%

Deferred tax assets as of December 31, 2019 is as follows:

	December 31,
	2019	2018
Deferred tax asset, generated from net operating loss at statutory rates	$888	$423
Valuation allowance	(888)	(423)
	$-	$-

NOTE 5 - SHAREHOLDER EQUITY

Common Stock

The authorized capital stock of the Company consists of 10,000,000 shares with a no par value. There were 100 shares of common stock issued and outstanding as of December 31, 2019 and 2018, respectively.

On June 13, 2018, 100 shares of common stock were issued to Koichi Ishizuka in the amount of $9,109 of capital stock.

On December 30, 2019, OFF Line International entered into and consummated a Share Contribution Agreement with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to OFF Line International, Inc., a Delaware corporation, at no cost, 100 shares of common stock of OFF Line Japan Co., Ltd, which represented all of its issued and outstanding shares.

Additional paid-in capital

For the period ended December 31, 2019 and 2018, the Company had imputed interest of $276 and $86, respectively.

NOTE 6 - RELATED-PARTY TRANSACTIONS

Equity

On June 13, 2018, 100 shares of common stock were issued to Koichi Ishizuka in the amount of $9,109 of capital stock. These shares are considered to be founder shares and were issued for services rendered to the Company. Koichi Ishizuka is our sole officer and director.

On December 30, 2019, OFF Line International entered into and consummated a Share Contribution Agreement with Koichi Ishizuka. Pursuant to this agreement Mr. Ishizuka gifted to the Company, at no cost, 100 shares of common stock of OFF Line International, Inc., which represented all of its issued and outstanding shares.

Contribution of software

On December 1, 2019, OFF Line Japan acquired the source code of uncompleted software named “AirTalk” from OFF Line Co., Ltd., a Japan corporation (“OFF Line”) without consideration. Koichi Ishizuka is also the director and officer of OFF Line.

Due to related party

For the period ended December 31, 2019 and 2018, the Company borrowed $9,164 and $1,932 from Koichi Ishizuka, our CEO, respectively. The total due as of December 31, 2019 and 2018 were $11,096 and $1,932, respectively and were unsecured, due on demand and non-interest bearing.

For the period ended December 31, 2019, the Company borrowed $1,695 from OFF Line Co., Ltd. which Koichi Ishizuka managed and ran. The total due as of December 31, 2019 was $1,695 and was unsecured, due on demand and non-interest bearing.

For the period ended December 31, 2019 and 2018, the Company had imputed interest of $276 and $86, respectively.

NOTE 7 - SUBSEQUENT EVENTS

The Company had no subsequent event as of August 7, 2020.

FFF-9

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$32.45
Auditor Fees and Expenses	$10,000
Legal Fees	$2,000
Consulting Fees	$26,000
Transfer Agent Fees	$2,000
TOTAL	$40,032.45

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICER

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of OFF Line International, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of OFF Line International, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On November 22, 2019, Koichi Ishizuka, our sole officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company, in exchange for 20,000,000 shares of Common Stock, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. The value of the stock provided to Mr. Ishizuka, based on the par value of $.0001 per share of common stock, is valued at $2,000.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Share Contribution Agreement (1)
23.1	Consent of Independent Accounting Firm “M&K CPAS, PLLC” (1)

(1) Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Tokyo, Japan on August 7, 2020.

OFF Line International, Inc.
(Registrant)

By:	/s/ Koichi Ishizuka
Koichi Ishizuka, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Koichi Ishizuka	Chief Executive Officer, President, Secretary and Director	August 7, 2020
Koichi Ishizuka

/s/ Koichi Ishizuka	Treasurer, Chief Financial Officer	August 7, 2020
Koichi Ishizuka

/s/ Koichi Ishizuka	Principal Accounting Officer	August 7, 2020
Koichi Ishizuka